                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                  O'BOY INC.

               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW


                                   * * * * *

         WE, THE UNDERSIGNED, JACK M. BENUN AND MARK J. BENUN, BEING RESPECTIVELY THE PRESIDENT AND THE SECRETARY HEREBY CERTIFY:

     1.  THE NAME OF THE CORPORATION IS O'BOY INC.

     2. THE CERTIFICATE OF INCORPORATION WAS FILED BY THE DEPARTMENT OF STATE ON APRIL 11, 1988.

     3. THE CERTIFICATE OF INCORPORATION IS AMENDED TO PROVIDE FOR A CHANGE OF SHARES AS SET FORTH ON THE FOLLOWING TABLE:


                    Pre-Amendment                              Post Amendment
                    -------------                              --------------

              Issued        Authorized,    Conversion      Issued        Authorized,
                           but unissued      Ratio                      but unissued

Common      100 shares,     100 shares,                   3,487,500       26,512,500
 Stock     no par value    no par value   34,875 for 1      shares,    shares, $.01 par
                                                           $.01 par         value
                                                            value

Preferred      None             n/a           n/a            none          5,000,000
 Stock      Authorized                                                 shares, $.01 par
                                                                            value

     4.  THE CERTIFICATE OF INCORPORATION IS AMENDED IN THE FOLLOWING RESPECTS:

         (a) Article FIRST relating to the name of the Corporation is amended to read as follows:

                FIRST:  The name of the Corporation is Happy Kids Inc.

         (b) Article SECOND relating to the purpose for which the Corporation was formed is amended to read as follows:

                SECOND: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

          (c) Article FOURTH relating to the Corporation's capitalization is amended to read as follows:

                FOURTH:    The total number of shares of all classes of stock
          which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is thirty million (30,000,000), each such share of Common Stock having a par value of $.01. The total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

                The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting a resolution or resolutions and filing a certificate or certificates pursuant to the applicable provisions of the Business Corporation Law, to establish from time to time the number of shares to be included in each such series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In the event the number of shares of any series shall be so decreased, the shares removed from such series by such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                Each share of common stock, no par value, of the Corporation issued and outstanding is hereby reclassified and changed into 34,875 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation and each holder of record of a certificate for one or more shares of Common Stock, no par value, of the Corporation as of the close of business on the date this Restated Certificate of Incorporation becomes effective shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing 34,875 shares of Common Stock, $.01 par value, for each share of Common Stock, no par value, represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share.

          (d) Article FIFTH relating to the designation of the Secretary of State as agent of the Corporation for service of process is amended to read as follows:

               FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: 100 West 33rd Street, Suite 1100, New York, New York 10001, Attention:
          President.

         (e) Article SIXTH and Article SEVENTH are added to the certificate of incorporation to read as follows:

                SIXTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and shareholders:

                        (i) The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The shareholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in
                                                --------  -------
          addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                        (ii) Any action required or permitted to be taken at a meeting of the shareholders under the Business Corporation Law, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting, provided that, upon the consummation of an initial public offering of securities of the Corporation under the Securities Act of 1933, as amended, shareholders of the Corporation may not take any action by written consent in lieu of a meeting under any circumstances.

                       (iii) Special meetings of shareholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

                       (iv) The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation, or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, and, in connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine. Such factors for consideration shall include, without limitation, each of the following:

                (1) both the long-term and the short term interests of the Corporation and its shareholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

                (2) the effects that the Corporation's actions may have in the short-term or in the long-term upon any of the following:

                        (a) the prospects for potential growth, development, productivity and profitability of the Corporation;

                        (b)   the Corporation's current employees;

                        (c) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into by the corporation ;

                        (d)   the Corporation's customers and creditors;

                        (e) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business;

                (3) whether the proposed transaction might violate federal or state laws; and

                (4) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects.

             (v) The shareholders of the Corporation shall not be entitled to any preemptive rights under or by virtue of Section 622 of the New York Business Corporation Law.

             (vi) In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles SIXTH or SEVENTH of this Restated Certificate of Incorporation.

               SEVENTH:   No director acting in his/her capacity as a director
          shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director from liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

      5. THE TEXT OF THE CERTIFICATE OF INCORPORATION IS HEREBY RESTATED AS AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

          FIRST:  The name of the Corporation is Happy Kids Inc.

          SECOND: The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

          THIRD:   The office of the Corporation in the State of New York is to be located in the County of New York.

          FOURTH:    The total number of shares of all classes of stock which
the Corporation shall have authority to issue is thirty-five million (35,000,000) shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is thirty million (30,000,000), each such share of Common Stock having a par value of $.01. The total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

                The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting a resolution or resolutions and filing a certificate or certificates pursuant to the applicable provisions of the Business Corporation Law, to establish from time to time the number of shares to be included in each such series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In the event the number of shares of any series shall be so decreased, the shares removed from such series by such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                Each share of common stock, no par value, of the Corporation issued and outstanding is hereby reclassified and changed into 34,875 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation and each holder of record of a certificate for one or more shares of Common Stock, no par value, of the Corporation as of the close of business on the date this Restated Certificate of Incorporation becomes effective shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing 34,875 shares of Common Stock, $.01 par value, for each share of Common Stock, no par value, represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share.

          FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: 100 West 33rd Street, Suite 1100, New York, New York 10001, Attention: President.

          SIXTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and shareholders:

                (i) The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation, subject to any limitation thereof contained in the Bylaws. The shareholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided,
                                                                   --------
however, that, in addition to any vote of the holders of any class or series of
-------
stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                (ii) Any action required or permitted to be taken at a meeting of the shareholders under the Business Corporation Law, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting, provided that, upon the consummation of an initial public offering of securities of the Corporation under the Securities Act of 1933, as amended, shareholders of the Corporation may not take any action by written consent in lieu of a meeting under any circumstances.

                (iii) Special meetings of shareholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

                (iv) The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation, or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, and, in connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine. Such factors for consideration shall include, without limitation, each of the following:

                      (1) both the long-term and the short term interests of the Corporation and its shareholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

                      (2) the effects that the Corporation's actions may have in the short-term or in the long-term upon any of the following:

                            (a)  the prospects for potential growth,
development, productivity and profitability of the Corporation;

                            (b)  the Corporation's current employees;

                            (c)  the Corporation's retired employees and other
beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into by the Corporation;

                            (d)  the Corporation's customers and creditors;

                            (e)  the ability of the Corporation to provide, as a
going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business;

                      (3) whether the proposed transaction might violate federal or state laws; and

                      (4) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects.

                (v) The shareholders of the Corporation shall not be entitled to any preemptive rights under or by virtue of Section 622 of the New York Business Corporation Law.

                (vi) In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Articles SIXTH or SEVENTH of this Restated Certificate of Incorporation.

            SEVENTH:   No director acting in his/her capacity as a director
shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director from liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

        6. THIS RESTATEMENT OF THE CERTIFICATE OF INCORPORATION WAS AUTHORIZED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND SHAREHOLDERS OF THE CORPORATION.

                                   *********

        IN WITNESS WHEREOF, WE HAVE SIGNED THIS CERTIFICATE ON THE 31ST DAY OF DECEMBER, 1997, AND WE AFFIRM THE STATEMENTS CONTAINED THEREIN AS TRUE UNDER PENALTIES OF PERJURY.

                                                ____________________________
                                                   JACK M. BENUN, PRESIDENT



                                                ____________________________
                                                   MARK J. BENUN, SECRETARY